United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 22, 2013

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02     Results of Operations and Financial Condition

As noted in Item 8.01 below, in a shareholder letter dated October 23, 2013, Communications Systems, Inc. (the “Company”) described recent Company developments. That shareholder letter included information regarding the Company's results of operations and financial condition.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Richard A. Primuth as Director

The Company’s Board of Directors has elected Richard A. Primuth as a director effective October 22, 2013 and named Mr. Primuth to the Audit Committee, Compensation Committee, and Governance and Nominating Committee.

For the past 40 years, Mr. Primuth, aged 67, has served as an Attorney with the Minneapolis law firm of Lindquist and Vennum LLP, with a practice focused on representing public and private corporations. Mr. Primuth was a partner of Lindquist and Vennum, the Company’s primary law firm, until December 31, 2010 and became of counsel to that law firm on January 1, 2011. Effective concurrent with his election as a member of the Board, Mr. Primuth will no longer perform any legal services for the Company. For his service as a director, Mr Primuth will be compensated in the same manner as other non-employee directors.

The Board of Directors believes that Mr. Primuth's significant experience in corporate governance, public offerings and other financings, capital markets, financial reporting, mergers and acquisitions, representation of publicly held companies, venture-capital financing, spin-offs, complex contract negotiations and other business law areas, as well as his significant understanding of the Company, its history, markets and products, make him a significant resource as a Company director. The Board has determined that Mr. Primuth is independent under NASDAQ rules.

Separation Arrangement with William C. Schultz

As previous disclosed, on September 3, 2013, the Company’s Chief Executive Officer William C. Schultz resigned as an officer and director of the Company. The Company and Mr. Schultz have entered into a separation agreement under which the Company has agreed to continue Mr. Schultz’ base salary through August 31, 2014, subject to reduction if he is employed in any capacity on or after March 4, 2014. In addition, the Company agreed to pay Mr. Schultz bonus payments, if and when any are made under the Company’s 2013 bonus plan and agreed to extend certain of his stock options through August 31, 2016. The Company also agreed he would be entitled to any other earned compensation on a pro-rata basis. In connection with the execution of the separation agreement, the Company is taking a charge of approximely $329,600 in the quarter ended September 30, 2013.

Item 8.01     Other Events

The Company is issuing a shareholder letter dated October 23, 2013, commenting on:

•	The Company’s progress subsequent to the Company’s September 3, 2013 management reorganization;

•	Developments at the Company’s three operating business units;

•	The Company’s anticipated third quarter results; and

•	The Board’s belief that the Company’s solid cash position and working capital position will support continued payment of the current $0.16 per share quarterly dividend for the foreseeable future.

A copy of the shareholder letter is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01     Financial Statement and Exhibits.

Exhibit 99.1      Communications Systems, Inc. Shareholder Letter dated October 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Curtis A. Sampson
Chairman and Interim Chief Executive Officer

Date:  October 23, 2013